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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

          In connection with the Annual Report of Mills Music Trust. (the "Trust") on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), I, Joel Faden, the chief financial individual providing accounting services, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

          1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.*

* The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds received after payment of expenses. Accordingly, the Trust has not prepared any statements of financial condition or cash flows.


Date: April 12, 2006                    /s/ Joel Faden
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